EXHIBIT 21.1

CENTURY ALUMINUM COMPANY
Subsidiaries of the Registrant

Company Name	State or Other Jurisdiction of Incorporation or Organization	Name Under Business is Conducted
Century Aluminum of South Carolina, Inc.	Delaware	Century Aluminum of South Carolina, Inc.
Century Aluminum Sebree LLC	Delaware	Century Aluminum Sebree LLC
Century Marketer LLC	Delaware	Century Marketer LLC
Century California LLC	Delaware	Century California LLC
Century Kentucky, Inc.	Delaware	Century Kentucky, Inc.
Century Netherlands I Limited	Bermuda	Century Netherlands I Limited
Century Aluminum Holdings, LLC	Delaware	Century Aluminum Holdings, LLC
Skyliner, LLC	Delaware	Skyliner, LLC
NSA General Partnership	Kentucky	NSA GP
Century Aluminum of Kentucky General Partnership	Kentucky	Century Aluminum of Kentucky, GP
Hancock Aluminum LLC	Delaware	Hancock Aluminum LLC
Century Aluminum of Kentucky LLC	Delaware	Century Aluminum of Kentucky LLC
Century Netherlands II Limited	Bermuda	Century Netherlands II Limited
Nordural Holdings C.V.	Netherlands	Nordural Holdings C.V.
Nordural U.S. LLC	Delaware	Nordural U.S. LLC
Norðurál ehf.	Iceland	Norðurál ehf.
Century Louisiana, Inc.	Delaware	Century Louisiana, Inc.
Century Aluminum Development LLC	Delaware	Century Aluminum Development LLC
Century Aluminium Congo, S.A.	Republic of Congo	Century Aluminium Congo, S.A.
Norðurál Grundartangi ehf.	Iceland	Norðurál Grundartangi ehf.
Century Aluminum Vlissingen B.V.	Netherlands	Century Aluminum Vlissingen B.V.
Mt. Holly Commerce Park, LLC	South Carolina	Mt. Holly Commerce Park, LLC
Century Aluminum of West Virginia, Inc.	Delaware	Century Aluminum of West Virginia, Inc.
Metalsco, LLC	Georgia	Metalsco, LLC
Virgin Islands Alumina Corporation LLC	Delaware	Virgin Islands Alumina Corporation LLC
Century Aluminum Jamaica Holdings, Inc.	Delaware	Century Aluminum Jamaica Holdings, Inc.
Century Aluminum Trading Company	Delaware	Century Aluminum Trading Company
General Alumina Holdings Limited	United Kingdom	General Alumina Holdings Limited
General Alumina Jamaica Inc.	Delaware	General Alumina Jamaica Inc.
General Alumina Jamaica Limited	St. Lucia	General Alumina Jamaica Limited